UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): April 28, 2005


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


          FLORIDA                    0-26509                     65-0601272
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)

                                 (865) 690-6900
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

         National Coal Corp. consummated the sale of an additional 15.99 shares of our Series A Convertible Preferred Stock and Warrants to purchase 7,995 shares of our Common Stock, which securities were sold upon the exercise of purchase rights granted in August 2004 to investors who participated in our previously announced private placements of Series A Convertible Preferred Stock and Warrants and Convertible Promissory Notes. We received gross proceeds of approximately $240,000 in connection with the sale of these securities. Rights to purchase an additional 60.32 shares of Series A Convertible Preferred Stock and Warrants to purchase 30,160 shares of our Common Stock expired unexercised on April 28, 2005.

         Each share of Series A Convertible Preferred Stock has a conversion price of $6.00 and initially is convertible into 2,500 shares of our Common Stock. The Warrants have a term expiring on August 31, 2006 and an exercise price of $8.40 per share.

         Each of the investors in these transactions represented to us that the investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 NATIONAL COAL CORP.



Date:    May 2, 2005                        By:  /s/ Mark A. Oldham
                                                 -------------------------------
                                                 Mark A. Oldham
                                                 Chief Financial Officer


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